AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), made as of this 17th day of April 2009, by and between Delaware Group Foundation Funds, a statutory trust created under the laws of the State of Delaware, with its principal place of business at 2005 Market Street, Philadelphia, Pennsylvania 19103, on behalf of its series, Delaware Moderate Allocation Portfolio (“Acquiring Fund”), and Delaware Group Equity Funds I, a statutory trust created under the laws of the State of Delaware, with its principal place of business also at 2005 Market Street, Philadelphia, Pennsylvania 19103, on behalf of its series, Delaware Balanced Fund (“Acquired Fund”).

PLAN OF REORGANIZATION

     The reorganization (hereinafter referred to as the “Plan”) will consist of: (i) the acquisition by Delaware Group Foundation Funds on behalf of Acquiring Fund of substantially all of the property, assets and goodwill of Acquired Fund in exchange solely for (a) shares of beneficial interest, without par value, of Acquiring Fund – Class A (“Acquiring Fund Class A Shares”), (b) shares of beneficial interest, without par value, of Acquiring Fund – Class B (“Acquiring Fund Class B Shares”), (c) shares of beneficial interest, without par value, of Acquiring Fund – Class C (“Acquiring Fund Class C Shares”), (d) shares of beneficial interest, without par value, of Acquiring Fund – Class R (“Acquiring Fund Class R Shares”), and (e) shares of beneficial interest, without par value, of Acquiring Fund – Institutional Class (“Acquiring Fund Institutional Class Shares”); (ii) the distribution of (a) Acquiring Fund Class A shares to the holders of Acquired Fund – Class A shares (“Acquired Fund Class A Shares”), (b) Acquiring Fund Class B Shares to the holders of Acquired Fund – Class B shares (“Acquired Fund Class B Shares”), (c) Acquiring Fund Class C Shares to the holders of Acquired Fund –Class C shares (“Acquired Fund Class C Shares”), (d) Acquiring Fund Class R shares to the holders of Acquired Fund – Class R shares (“Acquired Fund Class R Shares”), (e) Acquiring Fund Institutional Class shares to the holders of Acquired Fund – Institutional Class shares (“Acquired Fund Institutional Class Shares”), according to their respective interests in complete liquidation of Acquired Fund; and (iii) the dissolution of Acquired Fund as soon as practicable after the closing (as referenced in Section 3 hereof, hereinafter called the “Closing”), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

AGREEMENT

     In order to consummate the Plan and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. Sale and Transfer of Assets, Liquidation and Dissolution of Acquired Fund

     (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of Delaware Group Foundation Funds herein contained, and in consideration of the delivery by Delaware Group Foundation Funds of the number of its shares of beneficial interest of Acquiring Fund hereinafter provided, Delaware Group Equity Funds I, on behalf of Acquired Fund, agrees that it will sell, convey, transfer and deliver to Delaware Group Foundation Funds, on behalf of Acquiring Fund, at the Closing provided for in Section 3, all of the then existing assets of Acquired Fund as of the close of business (which hereinafter shall be, unless otherwise noted, the regular close of business of the New York Stock Exchange, Inc. (“NYSE”)) (“Close of Business”) on the valuation date (as defined in Section 3 hereof, hereinafter called the “Valuation Date”), free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders’ rights of redemption and such restrictions as might arise under the Securities Act of 1933, as amended (the “1933 Act”), with respect to privately placed or otherwise restricted securities that Acquired Fund may have acquired in the ordinary course of business), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary (1) to pay Acquired Fund’s costs and expenses of carrying out this Agreement (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on the books of Acquired Fund as liability reserves, (2) to discharge all of Acquired Fund’s Liabilities (as defined below) on its books at the Close of Business on the Valuation Date including, but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to, and through, the Close of Business on the Valuation Date, and (3) to pay such contingent liabilities as the trustees of Delaware Group Equity Funds I shall reasonably deem to exist against Acquired Fund, if any, at the Close of Business on the Valuation Date, for which contingent and other appropriate liability reserves shall be established on the books of Acquired Fund (hereinafter “Net Assets”). Delaware Group Equity Funds I, on behalf of Acquired Fund, shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the Close of Business on the Valuation Date. Delaware Group Equity Funds I agrees to use commercially reasonable efforts to identify all of Acquired Fund’s liabilities, debts, obligations and duties of any nature, whether accrued, absolute, contingent or otherwise (“Liabilities”) prior to the Valuation Date and to discharge all such known Liabilities on or prior to the Valuation Date. In no event will Acquiring Fund assume or otherwise be responsible for any Liabilities of Acquired Fund.

     (b) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of Delaware Group Equity Funds I on behalf of Acquired Fund herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Delaware Group Foundation Funds agrees at the Closing to deliver to Delaware Group Equity Funds I, on behalf of Acquired Fund: (i) the number of Acquiring Fund Class A Shares determined by dividing the net asset value per share of Acquired Fund Class A Shares as of the Close of Business on the Valuation Date by the net asset value per share of Acquiring Fund Class A Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding Acquired Fund Class A Shares as of Close of Business on the Valuation Date; (ii) the number of Acquiring Fund Class B Shares determined by dividing the net asset value per share of Acquired Fund Class B Shares as of Close of Business on the Valuation Date by the net asset value per share of Acquiring Fund Class B Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding Acquired Fund Class B Shares as of Close of Business on the Valuation Date; (iii) the number of Acquiring Fund Class C Shares determined by dividing the net asset value per share of Acquired Fund Class C Shares as of Close of Business on the Valuation Date by the net asset value per share of Acquiring Fund Class C Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding Acquired Fund Class C Shares as of Close of Business on the Valuation

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Date; (iv) the number of Acquiring Fund Class R Shares determined by dividing the net asset value per share of Acquired Fund Class R Shares as of Close of Business on the Valuation Date by the net asset value per share of Acquiring Fund Class R Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding Acquired Fund Class R Shares as of Close of Business on the Valuation Date; and (v) the number of Acquiring Fund Institutional Class Shares determined by dividing the net asset value per share of Acquired Fund Institutional Class Shares as of the Close of Business on the Valuation Date by the net asset value per share of Acquiring Fund Institutional Class Shares as of Close of Business on the Valuation Date, and multiplying the result by the number of outstanding Acquired Fund Institutional Class Shares as of Close of Business on the Valuation Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

     (c) As soon as practicable following the Closing, Delaware Group Equity Funds I shall dissolve Acquired Fund and distribute pro rata to Acquired Fund’s shareholders of record as of the Close of Business on the Valuation Date, the shares of beneficial interest of Acquiring Fund received by Acquired Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of Acquiring Fund of the type and in the amounts due such shareholders pursuant to this Section 1 based on their respective holdings of shares of Acquired Fund as of the Close of Business on the Valuation Date. Fractional shares of beneficial interest of Acquiring Fund shall be carried to the third decimal place. No certificates representing shares of beneficial interest of Acquiring Fund will be issued to shareholders of Acquired Fund shares irrespective of whether such shareholders hold their shares in certificated form.

     (d) At the Closing, each outstanding certificate that, prior to Closing, represented shares of beneficial interest of Acquired Fund, shall be cancelled and shall no longer evidence ownership thereof.

     (e) At the Closing, each shareholder of record of Acquired Fund as of the record date (the “Distribution Record Date”) with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of Acquired Fund that such person had on such Distribution Record Date.

2. Valuation

     (a) The value of Acquired Fund’s Net Assets to be acquired by Acquiring Fund hereunder shall be computed as of Close of Business on the Valuation Date using the valuation procedures set forth in Acquired Fund’s currently effective prospectus and statement of additional information.

     (b) The net asset value of Acquiring Fund Class A Shares, Acquiring Fund Class B Shares, Acquiring Fund Class C Shares, Acquiring Fund Class R Shares, and Acquiring Fund Institutional Class Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation Date using the valuation procedures set forth in Acquiring Fund’s currently effective prospectus and statement of additional information.

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     (c) The net asset value of Acquired Fund Class A Shares, Acquired Fund Class B Shares, Acquired Fund Class C Shares, Acquired Fund Class R Shares, and Acquired Fund Institutional Class Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation Date, using the valuation procedures as set forth in Acquired Fund’s currently effective prospectus and statement of additional information.

3. Closing and Valuation Date

     The Valuation Date shall be April 17, 2009, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Delaware Group Foundation Funds, 2005 Market Street, Philadelphia, Pennsylvania 19103 at approximately 9:00 a.m., Eastern Time, on the first business day following the Valuation Date. Notwithstanding anything herein to the contrary, in the event that on the Valuation Date (a) the NYSE shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of Delaware Group Foundation Funds or Delaware Group Equity Funds I, accurate appraisal of the value of the net assets of Acquired Fund or Acquiring Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of Acquired Fund and Acquiring Fund is practicable in the judgment of Delaware Group Foundation Funds and Delaware Group Equity Funds I. Delaware Group Equity Funds I shall have provided for delivery as of the Closing of those Net Assets of Acquired Fund to be transferred to Delaware Group Foundation Funds’ Custodian, The Bank of New York Mellon, One Wall Street, New York, NY 10286. Also, Delaware Group Equity Funds I shall deliver at the Closing a list (which may be in electronic form) of names and addresses of the shareholders of record of its Acquired Fund shares, and the number of full and fractional shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of the Close of Business on the Valuation Date, certified by its transfer agent, or by its President or Vice-President to the best of their knowledge and belief. Delaware Group Foundation Funds shall provide evidence satisfactory to Delaware Group Equity Funds I in such manner as Delaware Group Equity Funds I may reasonably request that such shares of beneficial interest of Acquiring Fund have been registered in an open account on the books of Acquiring Fund.

4. Representations and Warranties by Delaware Group Equity Funds I

     Delaware Group Equity Funds I represents and warrants to Delaware Group Foundation Funds that:

   (a) Delaware Group Equity Funds I is a statutory trust created under the laws of the State of Delaware on December 17, 1998, and is validly existing and in good standing under the laws of that State. Delaware Group Equity Funds I, of which Acquired Fund is a separate series, is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company. Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing.

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     (b) Delaware Group Equity Funds I is authorized to issue an unlimited number of shares of beneficial interest of Acquired Fund, with no par value. Each outstanding share of Acquired Fund is validly issued, fully paid, non-assessable and has full voting rights.

     (c) The financial statements appearing in Acquired Fund’s Annual Report to Shareholders for the fiscal year ended October 31, 2008, audited by Ernst & Young, LLP, copies of which have been delivered to Delaware Group Foundation Funds, and any unaudited financial statements since that date, copies of which may be furnished to Delaware Group Foundation Funds, fairly present the financial position of Acquired Fund as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The books and records of Acquired Fund, including FIN 48 work papers and supporting statements, made available to Delaware Group Foundation Funds and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of Acquired Fund.

     (e) The statement of assets and liabilities to be furnished by Delaware Group Equity Funds I as of the Close of Business on the Valuation Date for the purpose of determining the number of shares of beneficial interest of Acquiring Fund to be issued pursuant to Section 1 hereof will accurately reflect the Net Assets of Acquired Fund and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (f) At the Closing, Delaware Group Equity Funds I, on behalf of Acquired Fund, will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (e) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (g) Delaware Group Equity Funds I has the necessary trust power and trust authority to conduct its business and the business of Acquired Fund as such businesses are now being conducted.

     (h) Delaware Group Equity Funds I is not a party to or obligated under any provision of its Agreement and Declaration of Trust, By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement.

     (i) Delaware Group Equity Funds I has full trust power and trust authority to enter into and perform its obligations under this Agreement, subject to approval of this Agreement by Acquired Fund’s shareholders. Except as provided in the immediately preceding sentence, the execution, delivery and performance of this Agreement have been validly authorized, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to the effect of bankruptcy,

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insolvency, reorganization, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

     (j) Neither Delaware Group Equity Funds I nor Acquired Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

     (k) Delaware Group Equity Funds I does not have any unamortized or unpaid organizational fees or expenses.

     (l) Delaware Group Equity Funds I has elected to treat Acquired Fund as a regulated investment company (“RIC”) for federal income tax purposes under Part I of Subchapter M of the Code, Acquired Fund is a “fund” as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

5. Representations and Warranties by Delaware Group Foundation Funds

     Delaware Group Foundation Funds represents and warrants to Delaware Group Equity Funds I that:

     (a) Delaware Group Foundation Funds is a statutory trust created under the laws of the State of Delaware on October 24, 1997, and is validly existing and in good standing under the laws of that State. Delaware Group Foundation Funds, of which Acquiring Fund is a separate series of shares, is duly registered under the 1940 Act as an open-end, management investment company, such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing.

     (b) Delaware Group Foundation Funds is authorized to issue an unlimited number of shares of beneficial interest, without par value, of Acquiring Fund. Each outstanding share of Acquiring Fund is fully paid, non-assessable and has full voting rights. The shares of beneficial interest of Acquiring Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be validly issued and fully paid and non-assessable and have full voting rights.

     (c) At the Closing, each class of shares of beneficial interest of Acquiring Fund to be issued pursuant to this Agreement will be eligible for offering to the public in those states of the United States and jurisdictions in which the corresponding class of shares of Acquired Fund are presently eligible for offering to the public, and there are an unlimited number of shares registered under the 1933 Act such that there is a sufficient number of such shares to permit the transfers contemplated by this Agreement to be consummated.

     (d) The statement of assets and liabilities of Acquiring Fund to be furnished by Delaware Group Foundation Funds as of the Close of Business on the Valuation Date for the purpose of determining the number of shares of beneficial interest of Acquiring Fund to be issued pursuant to Section 1 hereof will accurately reflect the net assets of Acquiring Fund and

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outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (e) At the Closing, Delaware Group Foundation Funds will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (d) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (f) Delaware Group Foundation Funds has the necessary trust power and trust authority to conduct its business and the business of Acquiring Fund as such businesses are now being conducted.

     (g) Delaware Group Foundation Funds is not a party to or obligated under any provision of its Agreement and Declaration of Trust, By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement.

     (h) Delaware Group Foundation Funds has full trust power and trust authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been validly authorized, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject, as to enforcement, to the effect of bankruptcy, insolvency reorganization, arrangements among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

     (i) Neither Delaware Group Foundation Funds nor Acquiring Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (j) The books and records of Acquiring Fund, including FIN 48 work papers and supporting statements, made available to Delaware Group Equity Funds I and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of Acquiring Fund.

     (k) Delaware Group Foundation Funds has elected to treat Acquiring Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, Acquiring Fund is a “fund” as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

6. Representations and Warranties by Delaware Group Equity Funds I and Delaware Group Foundation Funds

     Delaware Group Equity Funds I and Delaware Group Foundation Funds each represents and warrants to the other that:

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     (a) Except as discussed in its currently effective prospectus, there are no legal, administrative or other proceedings or investigations against it, or, to its knowledge, threatened against it, that would materially affect its financial condition or its ability to consummate the transactions contemplated by this Agreement. It is not charged with or, to its knowledge, threatened with, any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

     (b) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

     (c) It has duly and timely filed, on behalf of Acquired Fund or Acquiring Fund, as appropriate, all Tax (as defined below) returns and reports (including information returns), which are required to be filed by such Acquired Fund or Acquiring Fund, and all such returns and reports accurately state the amount of Tax owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income required to be reported by such Acquired Fund or Acquiring Fund. On behalf of Acquired Fund or Acquiring Fund, as appropriate, it has paid or made provision and properly accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports. The amounts set up as provisions for Taxes in the books and records of Acquired Fund or Acquiring Fund, as appropriate, as of the Close of Business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by Acquired Fund or Acquiring Fund, as appropriate, for any periods or fiscal years prior to and including the Close of Business on the Valuation Date, including all Taxes imposed before or after the Close of Business on the Valuation Date that are attributable to any such period or fiscal year. No return filed by it, on behalf of Acquired Fund or Acquiring Fund, as appropriate, is currently being audited by the Internal Revenue Service or by any state or local taxing authority. As used in this Agreement, “Tax” or “Taxes” means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto. To its knowledge, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of Acquired Fund or Acquiring Fund, as appropriate.

     (d) All information provided to Delaware Group Equity Funds I by Delaware Group Foundation Funds, and by Delaware Group Equity Funds I to Delaware Group Foundation Funds, for inclusion in, or transmittal with, the Combined Proxy Statement and Prospectus with respect to this Agreement pursuant to which approval of Acquired Fund’s shareholders will be sought, shall not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (e) Except in the case of Delaware Group Equity Funds I with respect to the approval of Acquired Fund’s shareholders of this Agreement, no consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for

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the consummation of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, or state securities laws or Delaware statutory trust laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

7. Covenants of Delaware Group Equity Funds I

     (a) Delaware Group Equity Funds I covenants to operate the business of Acquired Fund as presently conducted between the date hereof and the Closing.

     (b) Delaware Group Equity Funds I undertakes that Acquired Fund will not acquire the shares of beneficial interest of Acquiring Fund for the purpose of making distributions thereof other than to Acquired Fund’s shareholders.

     (c) Delaware Group Equity Funds I covenants that by the Closing, all of Acquired Fund’s federal and other Tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns either shall have been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

     (d) Delaware Group Equity Funds I will at the Closing provide Delaware Group Foundation Funds with:

        (1) A statement of the respective tax basis of all investments to be transferred by Acquired Fund to Acquiring Fund.

        (2) A copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Acquired Fund with respect to each shareholder, for all of the shareholders of record of Acquired Fund as of the Close of Business on the Valuation Date, who are to become holders of Acquiring Fund as a result of the transfer of assets that is the subject of this Agreement, certified by its transfer agent or its President or its Vice-President to the best of their knowledge and belief.

         (3) All FIN 48 work papers and supporting statements pertaining to the Acquired Fund.

     (e) The Board of Trustees of Delaware Group Equity Funds I shall call, and Delaware Group Equity Funds I shall hold, a Special Meeting of Acquired Fund’s shareholders to consider and vote upon this Agreement (the “Special Meeting”) and Delaware Group Equity Funds I shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. Delaware Group Equity Funds I agrees to mail to each shareholder of record entitled to vote at the Special Meeting at which action on this Agreement is to be considered, in sufficient time to comply with requirements as to notice thereof, a Combined Proxy Statement and Prospectus that complies in all material respects with the applicable

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provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations promulgated thereunder.

     (f) Delaware Group Equity Funds I shall supply to Delaware Group Foundation Funds, at the Closing, the statement of the assets and liabilities described in Section 4(e) of this Agreement in conformity with the requirements described in such Section.

8. Covenants of Delaware Group Foundation Funds

     (a) Delaware Group Foundation Funds covenants that the shares of beneficial interest of Acquiring Fund to be issued and delivered to Acquired Fund pursuant to the terms of Section 1 hereof shall have been duly authorized as of the Closing and, when so issued and delivered, shall be registered under the 1933 Act, validly issued, and fully paid and non-assessable, and no shareholder of Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof, other than any rights created pursuant to this Agreement.

     (b) Delaware Group Foundation Funds covenants to operate the business of Acquiring Fund as presently conducted between the date hereof and the Closing.

     (c) Delaware Group Foundation Funds covenants that by the Closing, all of Acquiring Fund’s federal and other Tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

     (d) Delaware Group Foundation Funds shall supply to Delaware Group Equity Funds I, at the Closing, the statement of assets and liabilities described in Section 5(d) of this Agreement in conformity with the requirements described in such Section.

     (e) Delaware Group Foundation Funds shall have filed with the United States Securities and Exchange Commission (the “Commission”) a Registration Statement on Form N-14 under the 1933 Act (“Registration Statement”), relating to the shares of beneficial interest of Acquiring Fund issuable hereunder, and shall have used its best efforts to provide that such Registration Statement becomes effective as promptly as practicable. At the time such Registration Statement becomes effective, it (i) complied in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of Acquired Fund’s shareholders’ meeting, and at the Closing, the prospectus and statement of additional information included in the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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9. Conditions Precedent to be Fulfilled by Delaware Group Equity Funds I and Delaware Group Foundation Funds

     The obligations of Delaware Group Equity Funds I and Delaware Group Foundation Funds to effectuate this Agreement and the Plan hereunder shall be subject to the following respective conditions:

     (a) That (1) all the representations and warranties of the other party contained herein shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (2) the other party shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing; and (3) the other party shall have delivered to such party a certificate signed by the President or Vice-President and by the Secretary or equivalent officer to the foregoing effect.

     (b) That the other party shall have delivered to such party a copy of the resolutions approving this Agreement adopted by the other party’s Board of Trustees, certified by the Secretary or equivalent officer.

     (c) That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin the consummation of the reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) That this Agreement, the Plan and the transactions contemplated hereby shall have been approved by the appropriate action of the shareholders of Acquired Fund at an annual or special meeting or any adjournment thereof.

     (e) That Acquired Fund shall have declared a distribution or distributions on or prior to the Valuation Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income, capital gain net income and net interest income excludable under Section 103(a) of the Code, if any, for the period from the close of its last fiscal year to the Close of Business on the Valuation Date, and (ii) any undistributed ordinary income, capital gain net income and net interest income excludable under Section 103(a) of the Code from any prior period. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

     (f) That all required consents of other parties and all other consents, orders and permits of federal, state and local authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of material adverse effect on the assets and properties of Acquired Fund or Acquiring Fund.

     (g) That prior to or at the Closing, Delaware Group Equity Funds I and Delaware Group Foundation Funds shall receive an opinion from Stradley Ronon Stevens & Young, LLP (“SRSY”) to the effect that, provided the acquisition contemplated hereby is carried

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out in accordance with the applicable laws of the State of Delaware, this Agreement and in accordance with customary representations provided by Delaware Group Equity Funds I and
Delaware Group Foundation Funds in certificates delivered to SRSY:

(1) The acquisition by Acquiring Fund of substantially all of the assets of Acquired Fund in exchange solely for Acquiring Fund shares to be issued pursuant to Section 1 hereof, followed by the distribution by Acquired Fund to its shareholders of Acquiring Fund shares in complete liquidation of Acquired Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the
Code, and Acquiring Fund and Acquired Fund will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

(2) No gain or loss will be recognized by Acquired Fund upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for the voting shares of Acquiring Fund (to be issued in accordance with Section 1 hereof) under Section 361(a) and Section 357(a) of the Code;

(3) No gain or loss will be recognized by Acquiring Fund upon the receipt by it of substantially all of the assets of Acquired Fund in exchange solely for the voting shares of Acquiring Fund (to be issued in accordance with Section 1 hereof) under Section 1032(a) of the Code;

(4) No gain or loss will be recognized by Acquired Fund upon the distribution of Acquiring Fund shares to Acquired Fund shareholders in accordance with Section 1 hereof in liquidation of Acquired Fund under Section
361(c)(1) of the Code.

(5) The basis of the assets of Acquired Fund received by Acquiring
Fund will be the same as the basis of such assets to Acquired Fund immediately prior to the exchange under Section 362(b) of the Code;

(6) The holding period of the assets of Acquired Fund received by
Acquiring Fund will include the period during which such assets were held by
Acquired Fund under Section 1223(2) of the Code;

(7) No gain or loss will be recognized by the shareholders of Acquired
Fund upon the exchange of their shares in Acquired Fund for the voting shares
(including fractional shares to which they may be entitled) of Acquiring Fund (to be issued in accordance with Section 1 hereof) under Section 354(a) of the Code;

(8) The basis of Acquiring Fund shares received by Acquired Fund shareholders in accordance with Section 1 hereof (including fractional shares to which they may be entitled) will be the same as the basis of the shares of
Acquired Fund exchanged therefor under Section 358(a)(1) of the Code;

(9) The holding period of Acquiring Fund’s shares received by
Acquired Fund’s shareholders in accordance with Section 1 hereof (including fractional shares to which they may be entitled) will include the holding period of
Acquired Fund’s shares surrendered in exchange therefor, provided that Acquired

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Fund shares were held as a capital asset on the date of the Reorganization under
Section 1223(l) of the Code; and

(10)	Acquiring Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the
United States Treasury (the “Treasury Regulations”)) the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code, and the Treasury
Regulations.

     (h) That Delaware Group Foundation Funds shall have received an opinion in form and substance reasonably satisfactory to it from SRSY, counsel to Delaware Group Equity Funds I, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles:

(1) Delaware Group Equity Funds I was created as a statutory trust
(formerly known as a business trust) under the laws of the State of Delaware on
December 17, 1998, and is validly existing and in good standing under the laws of the State of Delaware;

(2) Delaware Group Equity Funds I is authorized to issue an unlimited number of shares of beneficial interest, without par value, of Acquired Fund;

(3) Delaware Group Equity Funds I is an open-end, investment company of the management type registered as such under the 1940 Act;

(4) Except as disclosed in Acquired Fund’s currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Delaware Group Equity
Funds I, the unfavorable outcome of which would materially and adversely affect
Delaware Group Equity Funds I or Acquired Fund;

(5) To such counsel’s knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Delaware Group Equity Funds I of the transactions contemplated by this Agreement, except such as have been obtained under the
1933 Act, the 1934 Act, the 1940 Act, and Delaware laws (including, in the case of each of the foregoing, the rules and regulations thereunder) and such as may be required under state securities laws;

(6) Neither the execution, delivery nor performance of this Agreement by Delaware Group Equity Funds I violates any provision of its Agreement and
Declaration of Trust, its By-Laws, or the provisions of any agreement or other instrument, known to such counsel to which Delaware Group Equity Funds I is a party or by which Delaware Group Equity Funds I is otherwise bound; and

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(7) This Agreement has been validly authorized and executed by
Delaware Group Equity Funds I and represents the legal, valid and binding obligation of Delaware Group Equity Funds I and is enforceable against Delaware
Group Equity Funds I in accordance with its terms.

     In giving the opinions set forth above, SRSY may state that it is relying on certificates of the officers of Delaware Group Equity Funds I with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of Delaware Group Equity Funds I.

     (i) That Delaware Group Equity Funds I shall have received an opinion in form and substance reasonably satisfactory to it from SRSY, counsel to Delaware Group Foundation Funds, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles:

(1) Delaware Group Foundation Funds was created as a statutory trust
(formerly known as a business trust) under the laws of the State of Delaware on
October 24, 1997, and is validly existing and in good standing under the laws of the State of Delaware;

(2) Delaware Group Foundation Funds is authorized to issue an unlimited number of shares of beneficial interest, without par value, of Acquiring
Fund;

(3) Delaware Group Foundation Funds is an open-end investment company of the management type registered as such under the 1940 Act;

(4) Except as disclosed in Acquiring Fund’s currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Delaware Group
Foundation Funds, the unfavorable outcome of which would materially and adversely affect Delaware Group Foundation Funds or Acquiring Fund;

(5) The shares of beneficial interest of Acquiring Fund to be issued pursuant to the terms of Section 1 hereof have been duly authorized and, when issued and delivered as provided in this Agreement, will have been validly issued and fully paid and will be non-assessable by Delaware Group Foundation Funds or Acquiring Fund, and to such counsel’s knowledge, no shareholder has any preemptive right to subscription or purchase in respect thereof other than any rights that may be deemed to have been granted pursuant to this Agreement;

(6) To such counsel’s knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Delaware Group Foundation Funds of the transactions contemplated by this Agreement, except such as have been obtained under the
1933 Act, the 1934 Act, the 1940 Act, and Delaware laws (including, in the case

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of each of the foregoing, the rules and regulations thereunder) and such as may be required under state securities laws;

(7) Neither the execution, delivery nor performance of this Agreement by Delaware Group Foundation Funds violates any provision of its Agreement and Declaration of Trust, its By-Laws, or the provisions of any agreement or other instrument, known to such counsel to which Delaware Group Foundation Funds is a party or by which Delaware Group Foundation Funds is otherwise bound; and

(8) This Agreement has been validly authorized and executed by
Delaware Group Foundation Funds and represents the legal, valid and binding obligation of Delaware Group Foundation Funds and is enforceable against
Delaware Group Foundation Funds in accordance with its terms.

     In giving the opinions set forth above, SRSY may state that it is relying on certificates of the officers of Delaware Group Foundation Funds with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of Delaware Group Foundation Funds.

     (j) That Delaware Group Foundation Funds’ Registration Statement with respect to the shares of beneficial interest of Acquiring Fund to be delivered to Acquired Fund’s shareholders in accordance with Section 1 hereof shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

     (k) That the shares of beneficial interest of Acquiring Fund to be delivered in accordance with Section 1 hereof shall be eligible for sale by Delaware Group Foundation Funds with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be delivered to each Acquired Fund shareholder.

     (l) That at the Closing, Delaware Group Equity Funds I, on behalf of Acquired Fund, transfers to Acquiring Fund aggregate Net Assets of Acquired Fund comprising at least 90% in fair market value of the total net assets and 70% in fair market value of the total gross assets recorded on the books of Acquired Fund at the Close of Business on the Valuation Date.

     10. Fees and Expenses The expenses of entering into and carrying out the provisions of this Agreement, whether or not consummated, shall be borne 30% by Acquired Fund; 30% by Acquiring Fund; and 40% by Delaware Management Company, a series of Delaware Management Business Trust.

11. Termination; Waiver; Order

     (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Plan abandoned at any time (whether before or after adoption thereof by the shareholders of Acquired Fund) prior to the Closing as follows:

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(1) by mutual consent of Delaware Group Equity Funds I and
Delaware Group Foundation Funds;

(2) by Delaware Group Foundation Funds if any condition precedent to its obligations set forth in Section 9 has not been fulfilled or waived by
Delaware Group Foundation Funds; or

(3) by Delaware Group Equity Funds I if any condition precedent to its obligations set forth in Section 9 has not been fulfilled or waived by Delaware
Group Equity Funds I.

     (b) If the transactions contemplated by this Agreement have not been consummated by December 31, 2009, this Agreement shall automatically terminate on that date, unless a later date is agreed to by both Delaware Group Equity Funds I and Delaware Group Foundation Funds.

     (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of either Delaware Group Equity Funds I or Delaware Group Foundation Funds or persons who are their trustees, officers, agents or shareholders in respect of this Agreement.

     (d) At any time prior to the Closing, any of the terms or conditions of this Agreement may be waived by either Delaware Group Equity Funds I or Delaware Group Foundation Funds, respectively (whichever is entitled to the benefit thereof).

     (e) The respective representations, warranties and covenants contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan, and neither Delaware Group Equity Funds I nor Delaware Group Foundation Funds, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, trustee, agent or shareholder of Delaware Group Equity Funds I or Delaware Group Foundation Funds against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of Delaware Group Equity Funds I or the Board of Trustees of Delaware Group Foundation Funds to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of Acquired Fund, unless such further vote is required by applicable law or by mutual consent of the parties.

12. Liability of Delaware Group Foundation Funds and Delaware Group Equity Funds I

     (a) Each party acknowledges and agrees that all obligations of Delaware Group Foundation Funds under this Agreement are binding only with respect to Acquiring Fund; that any liability of Delaware Group Foundation Funds under this Agreement with respect to

16

Acquiring Fund, or in connection with the transactions contemplated herein with respect to Acquiring Fund, shall be discharged only out of the assets of Acquiring Fund; that no other series of Delaware Group Foundation Funds shall be liable with respect to this Agreement or in connection with the transactions contemplated herein; and that neither Delaware Group Equity Funds I nor Acquired Fund shall seek satisfaction of any such obligation or liability from the shareholders of Delaware Group Foundation Funds, the trustees, officers, employees or agents of Delaware Group Foundation Funds, or any of them.

     (b) Each party acknowledges and agrees that all obligations of Delaware Group Equity Funds I under this Agreement are binding only with respect to Acquired Fund; that any liability of Delaware Group Equity Funds I under this Agreement with respect to Acquired Fund, or in connection with the transactions contemplated herein with respect to Acquired Fund, shall be discharged only out of the assets of Acquired Fund; that no other series of Delaware Group Equity Funds I shall be liable with respect to this Agreement or in connection with the transactions contemplated herein; and that neither Delaware Group Foundation Funds nor Acquiring Fund shall seek satisfaction of any such obligation or liability from the shareholders of Delaware Group Equity Funds I, the trustees, officers, employees or agents of Delaware Group Equity Funds I, or any of them.

13. Final Tax Returns and Forms 1099 of Acquired Fund

     (a) After the Closing, Delaware Group Equity Funds I shall or shall cause its agents to prepare any federal, state or local Tax returns, including any Forms 1099, required to be filed by Delaware Group Equity Funds I with respect to Acquired Fund’s final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

     (b) Notwithstanding the provisions of Section 1 hereof, any expenses incurred by Delaware Group Equity Funds I or Acquired Fund (other than for payment of Taxes) in connection with the preparation and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by Acquired Fund to the extent such expenses have been or should have been accrued by Acquired Fund in the ordinary course without regard to the Plan contemplated by this Agreement; any excess expenses shall be borne by Delaware Management Company, a series of Delaware Management Business Trust, at the time such Tax returns and Forms 1099 are prepared.

14. Cooperation and Exchange of Information

     Delaware Group Foundation Funds and Delaware Group Equity Funds I will provide each other and their respective representatives with such cooperation, assistance and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes, or in determining the financial reporting of any tax position, or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each party or their respective agents will retain for a period of six (6) years following the Closing all returns, schedules and work papers and all material records or other documents relating to Tax matters and financial reporting of tax positions of Acquired Fund and Acquiring Fund for its taxable period first ending after the Closing and for all prior taxable periods.

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15. Entire Agreement and Amendments

     This Agreement embodies the entire Agreement between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

16. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

17. Notices

     Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Delaware Group Equity Funds I or Delaware Group Foundation Funds at 2005 Market Street, Philadelphia, PA 19103, Attention: Secretary.

18. Governing Law

     This Agreement shall be governed by and carried out in accordance with the laws of the State of Delaware.

19. Effect of Facsimile Signature

     A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

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     IN WITNESS WHEREOF, Delaware Group Equity Funds I and Delaware Group Foundation Funds have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.

Delaware Group Equity Funds I, on behalf of the Delaware Balanced Fund By: Richard J. Salus Chief Financial Officer

Delaware Group Foundation Funds, on behalf of the Delaware Moderate Allocation Portfolio By: Richard J. Salus Chief Financial Officer

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